SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT




            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


             Date of Report  - September 30, 2002
             ------------------------------------
               (Date of Earliest Event Reported)



               Carpenter Technology Corporation
               --------------------------------
     (Exact Name of Registrant as specified in its charter)



       Delaware                 1-5828             23-0458500
     -------------            ----------           ----------
(State of Incorporation) (Commission File No.)   (IRS Employer
                                                    I.D. No.)


   1047 North Park Road, Wyomissing, Pennsylvania, 19610-1339
   ----------------------------------------------------------
           (Address of principal executive offices)


Registrant's telephone number, including area code:  (610) 208-
2000




Item 5.  Other Events.
         ------------

In a press release on September 30, 2002, Carpenter Technology Corporation announced that as part of its strategy to reduce costs and improve operational effectiveness, it will eliminate approximately 500 positions -
- representing 10 percent of its global workforce -- through job eliminations, furloughs and early retirement incentives. The workforce reductions include 265 salaried employees or 16% of salaried positions company wide.

The Company also said its Board of Directors intends to reduce the quarterly dividend payable on shares of its common stock to $.0825 cents per share.

Workforce reductions, combined with other cost savings initiatives, will result in annual savings of approximately $40 to $45 million. The cost savings initiatives announced in the press release will result in special charges in the first and second quarters of fiscal 2003 (ending June 30, 2003). The combined total of the special charge is expected to be $20 to $25 million.

The foregoing summary is qualified in its entirety by reference to the press release attached hereto as Exhibit 99, which is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a) and (b)  None.

     (c) Exhibit:

     Exhibit 99.  Press Release dated September 30, 2002



                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 30, 2002    CARPENTER TECHNOLOGY CORPORATION
                                                 (Registrant)




                             By: /s/ John R. Welty
                                 -----------------
                                 Vice President, General Counsel
                                   and Secretary



                       EXHIBIT INDEX

Exhibit               Description

99.              Press release dated September 30, 2002